UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2020

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On May 25, 2020, Aeglea BioTherapeutics, Inc. (the “Company”) presented at the 6th Congress of the European Academy of Neurology (“EAN Congress”) held virtually on May 25, 2020 at 8:15 a.m. Pacific Time. The Company presented an overview of a new 56 week analysis on Arginase 1 Deficiency (“ARG1-D”) patients who have been treated with pegzilarginase from the Company’s completed Phase 1/2 clinical trial and the ongoing Phase 2 open-label extension study. Additionally, on May 26, 2020, the Company issued a press release announcing the new 56 week analysis.

A copy of the press release and EAN Congress presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The EAN Congress presentation is also available on the Company’s website in the Events & Presentations section at www.aegleabio.com.

The information furnished with this report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On May 25, 2020, the Company presented the new 56 week analysis on ARG1-D patients who have been treated with pegzilarginase from the Company’s completed Phase 1/2 clinical trial and the ongoing Phase 2 open-label extension study, at the EAN Congress. The presentation included data on 13 patients treated with pegzilarginase who completed the 56 week treatment period (8 weeks Part 2 repeat dosing + 48 weeks open-label extension).

Highlights from the 56 week analysis include:

•	A statistically significant reduction in plasma arginine from baseline was observed with a single dose, with continued improvement through the 20 and 56 week analyses
o	All 13 patients achieved plasma arginine levels within the target range (<200µM)
o	The median plasma arginine level was 99µM (normal range: 40-115µM)
•	Eleven patients overall were clinical Responders (85%)
o	Mobility improvements were evaluated using three assessments: 6MWT (6 Minute Walk Test), GMFM (Gross Motor Function) Part D (standing) and Part E (walking, running, and jumping)
o	Mean change in 6MWT showed progressive improvement from baseline through 8, 20 and 56 week analyses
o

All six patients with significant mobility impairment at baseline (GMFCS [Gross Motor Function Classification System] Levels II and III) improved in the GMFM Part E; four out of six patients also improved in the GMFM Part D

•	Pegzilarginase was shown to have a favorable safety profile with more than 750 doses administered
o	Safety profile is consistent with previously reported data
o

The most common treatment-related serious adverse events were hypersensitivity and hyperammonemia, both of which were infrequent, expected and managed with standard care; no treatment-related serious adverse events led to patient discontinuation

o	Most treatment-related adverse events were mild and decreased in frequency over time

This current report contains "forward-looking" statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what the Company expects. Examples of forward-looking statements include, among others, statements the Company makes regarding its cash forecasts, the timing and success of its clinical trials and related data, the timing and expectations for regulatory submissions and approvals, timing and results of meetings with regulators, the timing of announcements and updates relating to the Company’s clinical trials and related data, its ability to enroll patients into its clinical trials, the expected impact of the COVID-19 pandemic on the Company’s operations and clinical trials, success in collaborations, potential addressable markets of the Company’s product candidates and the potential therapeutic benefits and economic value of the Company’s product candidates. Further information on potential risk factors that could affect our business and its financial results are detailed in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release
99.2	EAN Congress Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: May 26, 2020	By:	/s/ Charles N. York II
Charles N. York II
Chief Financial Officer

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